        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1996
                                                       REGISTRATION NO. 33-97042

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-8/A
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 1

                               -----------------

                          RATIONAL SOFTWARE CORPORATION
                          (FORMERLY VERDIX CORPORATION)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                    54-1217099
   (STATE OF INCORPORATION)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            2800 SAN TOMAS EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95051
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               -----------------

           RATIONAL SOFTWARE CORPORATION DIRECTORS' STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                               -----------------

                                 ROBERT T. BOND
                 SENIOR VICE PRESIDENT, CHIEF OPERATING OFFICER,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                          RATIONAL SOFTWARE CORPORATION
                            2800 SAN TOMAS EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95051
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (408) 496-3600
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                   Copies to:

                              CRAIG H. FACTOR, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

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


         THE UNDERSIGNED REGISTRANT HEREBY AMENDS THE DIRECTORS' STOCK OPTION PLAN AS FOLLOWS:

         1. EXHIBIT 4.6, AS PREVIOUSLY FILED WITH THE RATIONAL SOFTWARE CORPORATION FORM S-8, HAS BEEN REPLACED WITH AN UPDATED VERSION OF THE DIRECTORS' STOCK OPTION PLAN ATTACHED HERETO AS AMENDED EXHIBIT 4.6.

                                INDEX TO EXHIBITS

EXHIBIT NUMBER               DESCRIPTION
--------------               -----------
         4.6               RATIONAL SOFTWARE CORPORATION DIRECTORS' STOCK OPTION
                           PLAN

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 29, 1996.

                           RATIONAL SOFTWARE CORPORATION

                           By: /s/ Paul D. Levy
                              -----------------------------------
                               Paul D. Levy,
                               Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date:   October 29, 1996                       /s/ Michael T. Devlin *
       -------------------                     --------------------------------
                                               Michael T. Devlin,
                                               President and Director

Date:   October 29, 1996                       /s/ Paul D. Levy
       -------------------                     --------------------------------
                                               Paul D. Levy, Chairman of the Board and Chief Executive Officer

Date:   October 29, 1996                       /s/ Robert T. Bond
       -------------------                     --------------------------------
                                               Robert T. Bond, Senior Vice President
                                               Chief Operating Officer, Chief Financial Officer and Secretary

Date:   October 29, 1996                       /s/ James S. Campbell *
       -------------------                     --------------------------------
                                               James S. Campbell, Director

Date:   October 29, 1996                       /s/ Daniel H. Case, III *
       -------------------                     --------------------------------
                                               Daniel H. Case III, Director

Date:   October 29, 1996                       /s/ Leslie G. Denend *
       -------------------                     --------------------------------
                                               Leslie G. Denend, Director

Date:   October 29, 1996                       /s/ John E. Montague *
       -------------------                     --------------------------------
                                               John E. Montague, Director

Date:   October 29, 1996                       /s/ Allison R. Schleicher *
       -------------------                     --------------------------------
                                               Allison R. Schleicher, Director

Date:   October 29, 1996                       /s/ Timothy A. Brennan
       -------------------                     --------------------------------
                                               Timothy A. Brennan, Vice President,
                                               Finance and Administration
                                               (Principal Accounting Officer)

*   By:    /s/ Paul D. Levy
       ----------------------------
           Paul D. Levy
           Attorney-In-Fact
